Exhibit 99.1

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

)
MICHAEL E. VACEK, JR., derivatively on	)
behalf of WALTER INVESTMENT	)
MANAGEMENT CORP.,	)
)
Plaintiff,	)
v.	)	Case 2:17-cv-02820-JCJ
)
GEORGE M. AWAD, DANIEL G.	)
BELTZMAN, MICHAEL M. BHASKARAN,	)
NEAL P. GOLDMAN, WILLIAM J.	)
MEURER, ALVARO G. de MOLINA,	)
VADIM PERELMAN, and ANTHONY N.	)
RENZI,	)
)
Defendants,	)
and	)
)
WALTER INVESTMENT MANAGEMENT	)
CORP.,	)
Nominal Defendant.	)

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION AND

MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND LITIGATION EXPENSES

TO:	All stockholders of Walter Investment Management Corporation, now known as Ditech Holding Corporation (“WIMC”)

PLEASE READ THIS NOTICE CAREFULLY. YOUR RIGHTS MAY BE AFFECTED BY A DERIVATIVE LAWSUIT PENDING IN THIS COURT.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Eastern District of Pennsylvania (the “Court”), that the above-captioned litigation (the “Action”) has been settled on the terms as set forth in a Stipulation and Agreement of Settlement dated October 17, 2018 (the “Stipulation”) that provides for a complete dismissal of the Action on the terms and conditions set forth in the Stipulation, subject to approval of the Court (the “Settlement”).

The Action asserts claims by Michael E. Vacek, Jr., a stockholder of WIMC (“Plaintiff”) acting on behalf of WIMC, against WIMC’s directors at the time the Action was filed (“Defendants”), alleging breach of fiduciary duties, unjust enrichment, and waste of corporate assets involving, among other things, the origination, underwriting, and appraisal of mortgage products, claims by, and settlements with, government agencies concerning the origination, underwriting, and appraisal of mortgage products, and accounting and financial reporting related to default servicing activities, including, but not limited to, errors in financial statements and weaknesses in internal controls over financial reporting with respect to foreclosure tax liens, foreclosure related advances, processing and oversight of loans in bankruptcy, adjustments of reserves, and valuation allowances on deferred tax asset balances.

Pursuant to the terms of the Settlement, WIMC has adopted or will adopt corporate governance measures stated in the Stipulation. The Stipulation provides, subject to Court approval, for a payment of Attorneys’ Fees and Litigation Expenses (defined in the Stipulation) to Plaintiff’s counsel in the amount of $257,500 or such smaller amount approved by the Court.

The Court will hold a settlement hearing (the “Settlement Hearing”) on January 31, 2019 at 10:30 a.m., in Courtroom 17-A, James A. Byrne U.S. Courthouse, 601 Market Street, Philadelphia, PA 19106, to determine: (a) whether the Settlement on the terms and conditions stated in the Stipulation is fair, reasonable, and adequate to WIMC, and should be approved by the Court; (b) whether a Judgment in the form attached as Exhibit C to the Stipulation (the “Judgment”), including the releases provided for in the Judgment, should be entered; (c) whether the award of Attorneys’ Fees and Litigation Expenses should be approved by the Court; and (d) any other matters that the Court deems appropriate.

If you are a stockholder of WIMC, your rights will be affected if the Settlement is approved by the Court. A copy of the Settlement and the Court’s Order scheduling the Settlement Hearing may be obtained on WIMC’s website, www.ditechholding.com.

If you are a stockholder of WIMC and wish to object to the Settlement, the award of Attorneys’ Fees and Litigation Expenses or any other aspect of the Settlement, you must submit a written objection to the Court, Plaintiff’s counsel, Defendants’ counsel, and WIMC’s counsel in the manner and at the addresses stated in the Court’s Order scheduling the Settlement Hearing. The written objection must be received no later than January 10, 2019.

Please do not contact the Court or the Clerk’s office. All questions about this notice and the proposed Settlement should be directed to:

Gainey McKenna & Egleston

Attn: Thomas J. McKenna, Esq.

440 Park Avenue South, 5th Floor

New York, NY 10016

Telephone: (212) 983-1300

Email: tjmckenna@gme-law.com

By Order of the Court

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